UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

K-V Pharmaceutical Company

(Exact name of Registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) Appointment of Stephen A. Stamp as Chief Financial Officer; Replacement of Thomas S. McHugh as Interim Chief Financial Officer

On April 7, 2010, Stephen A. Stamp was named Chief Financial Officer and Treasurer of K-V Pharmaceutical Company (the “Company”). Mr. Stamp replaces Thomas S. McHugh, who ceased serving as Interim Chief Financial Officer and Interim Treasurer of the Company as of such date. Mr. McHugh continues to serve as Chief Accounting Officer, Vice President of Finance and Corporate Controller of the Company.

Prior to joining the Company, Mr. Stamp, age 48, served as Chief Financial Officer and Executive Vice President, Business Development of Xanodyne Pharmaceuticals, Inc. from March 2004 to May 2009. Mr. Stamp also served as Chief Operating Officer of Xanodyne Pharmaceuticals, Inc. from October 2008 to May 2009. From May 2009 to March 2010, Mr. Stamp served as an independent consultant to various companies.

On April 7, 2010, Mr. Stamp and the Company entered into an officer indemnification agreement and an employment agreement (the “Agreement”). The officer indemnification agreement entered into by Mr. Stamp and the Company is in the form entered into by the Company’s certain other executive officers. A copy of the form officer indemnification agreement was filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2009.

The Agreement provides for, among other things, the following:

Term and Compensation

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The Agreement has an initial term that ends on December 31, 2011. The term will automatically extend for successive twelve month periods, unless either Mr. Stamp or the Company provides written notice to the other at least 180 days prior to the expiration of the then current term. In addition, if a change of control (as such term is defined in the Agreement) occurs during the term, the Agreement will not expire prior to the second anniversary of the date of consummation of the change of control.

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Mr. Stamp will receive a base salary of $325,000 per annum, which base salary will be reviewed no less frequently than annually and may be increased at the discretion of the Board of Directors or the Compensation Committee.

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During the term, Mr. Stamp will be eligible to receive an annual cash bonus based on performance objectives established by the Compensation Committee each year, provided that the Company, in its discretion, elects to put into effect an annual cash incentive plan or similar policy with respect to any applicable year. In addition, Mr. Stamp will receive a 50,000 cash long-term incentive award as set forth in Schedule 1 to the Agreement.

Termination

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The Company may terminate the Agreement (1) immediately for “Cause” (as defined in the Agreement and described below) upon written notice to Mr. Stamp, (2) without Cause upon 30 days’ written notice or (3) upon Mr. Stamp’s disability (as defined in the Agreement) upon 30 days’ advance written notice. Any determination that Mr. Stamp should be terminated for Cause may be made during or after the term of the Agreement and must be approved by no fewer than sixty-six and two-thirds (66- 2/3) percent of the directors then serving on the Board of Directors; provided, however, that if Mr. Stamp is a member of the Board of Directors, he will not participate in such vote, and a determination of Cause may be made by no fewer than sixty-six and two-thirds (66- 2/3) percent of the remaining directors then serving on the Board of Directors. “Cause” is defined as the occurrence of any of the following:

o	commission of a criminal act in respect of Mr. Stamp’s employment or conviction of, or plea of guilty or no contest to, a felony;

o	willful misconduct, significant dishonesty, gross negligence or breach of fiduciary duty in respect of Mr. Stamp’s employment; and

o	continuing neglect or failure of Mr. Stamp to perform the duties reasonably assigned to him by the Company and after notice from the Company of such neglect or failure, Mr. Stamp’s failure to cure such neglect or failure within 30 days of such notice, provided that Mr. Stamp will be provided only one 30 day cure period for the same neglect or failure.

—	Mr. Stamp’s employment will terminate automatically upon his death without any further notice or action required.

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Mr. Stamp may resign from his employment with the Company for “Relocation,” which is defined as the relocation of Mr. Stamp’s principal place of employment to a place more than 75 miles from his principal place of employment as of the effective date of the Agreement. In order to invoke a termination for Relocation, Mr. Stamp must provide written notice to the Company within 90 days of the occurrence of an event that constitutes Relocation, the Company must have 30 days to cure the event and Mr. Stamp must terminate his employment, if at all, within 30 days of the end of the 30 day cure period if the Company has failed to implement a cure.

—	Other than upon Relocation, Mr. Stamp may resign his employment upon giving the Company at least 120 days’ advance written notice.

Payments to Mr. Stamp Upon Termination

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In the event that Mr. Stamp’s employment is terminated by the Company without Cause or by Mr. Stamp upon Relocation, subject to Mr. Stamp’s compliance with the provisions of the Agreement and the execution by Mr. Stamp of a general release of claims, as set forth in the Agreement, the Company will pay or provide to Mr. Stamp:

o	continued participation in the Company’s plans providing medical, dental, and vision insurance benefits, as applicable, for the 18 month period following the termination date; provided that, such welfare plan coverage will cease if Mr. Stamp obtains other full time employment providing for comparable welfare plan benefits prior to the expiration of such 18 month period; and

o	the following amount to be paid (1) over a period of 12 months in equal bi-weekly installments, less deductions as required by law, if the termination occurs prior to a change of control (as defined in the Agreement) or (2) in a lump sum, less deductions as required by law, if the termination occurs within 12 months of a change of control: an amount equal to one times the sum of (x) Mr. Stamp’s then current base salary plus (y) Mr. Stamp’s target annual cash incentive for the then-current year of the term (provided, however, solely for purposes of determining payments following a termination by the Company without Cause or by Mr. Stamp upon Relocation, that in the event the Company has not adopted an annual cash incentive plan or similar policy with respect to any applicable year, the annual cash incentive for such year will be an amount equal to 25 percent of Mr. Stamp’s then-current base salary; and, provided further, that if such termination occurs after the initial term of the Agreement, the average of the annual cash incentive earned by Mr. Stamp for the two calendar years immediately preceding the year of termination will replace “target annual cash incentive”).

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The Agreement also provides that the Company will make a tax gross-up payment to Mr. Stamp under certain circumstances in the event he is required to pay any excise tax imposed on any amounts or benefits payable in connection with a change of control pursuant to Section 4999 of the Internal Revenue Code; provided, however, that in the event the aggregate value of the total amounts and benefits payable to Mr. Stamp in connection with a change of control exceeds three times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code (the “Parachute Threshold”) by less than 10%, one or more of the amounts or benefits payable to Mr. Stamp will be reduced so that the aggregate value of such amounts and benefits is $1.00 less than the Parachute Threshold.

Restrictive Covenants

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For a period of 36 months immediately following termination, regardless of how, when or why Mr. Stamp’s employment ends, he may not, among other things, compete with the Company, solicit the Company’s customers or employees or interfere with any of the Company’s suppliers, all as more fully described in the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

A copy of the press release issued by the Company on April 13, 2010 in connection with the appointment of Mr. Stamp as Chief Financial Officer and Treasurer is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 7, 2010 by and between the Company and Mr. Stamp*
99.1	Press Release, dated April 13, 2010*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: April 13, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 7, 2010 by and between the Company and Mr. Stamp*
99.1	Press Release, dated April 13, 2010*

*	Filed herewith